Exhibit 10.1
BEACON ENERGY CORP.
AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
STOCK SUBSCRIPTION AGREEMENT
AND STOCKHOLDER AGREEMENT
     This Amendment No. 1 to the Amended and Restated Stock Subscription Agreement and Stockholder Agreement (this “Agreement”) is entered into as of August 22, 2007 by and among (i) Beacon Energy Corp. (f/k/a AgriFuel Co.)., a Delaware corporation (the “Company”), (ii) the Investors of common stock of the Company signatory hereto (collectively the “Investors” and each individually a “Investor”), and (iii) Metalico, Inc., a Delaware corporation (“Metalico”). The parties hereto hereby agree as follows:
     WHEREAS, Metalico and the Investors are parties to that certain Amended and Restated Stock Subscription Agreement and Stockholder Agreement dated as of November 30, 2006 (the “Original Agreement”); and
     WHEREAS, Metalico and the Investors are entering into that certain Series B Subscription Agreement and Stockholder Agreement, providing for the issuance and sale of additional shares of common stock of the Company to Metalico and the Investors; and
     WHEREAS, as a further inducement to the Company to issue such additional shares of common stock, Metalico and the Investors have agreed to amend certain provisions of the Original Agreement, all on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises set forth in and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree to amend the Original Agreement as follows:
     1. AMENDMENT OF SECTION 5, “CONDITIONAL RIGHT TO SELL”.
     Section 5 of the Original Agreement shall be amended and replaced in its entirety with the following:
     “5. CONDITIONAL RIGHT TO SELL.
          5A. Sale Rights. (i) Unless a Public Trading Event (as defined in Paragraph 5C) has occurred, each Purchaser shall have the right as of August 1, 2008 or December 1, 2008, as determined by reference to Paragraph 5C, upon thirty (30) days written notice (a “Sale Notice”) to Metalico, to require Metalico to purchase all or a portion of the Securities of such Purchaser acquired pursuant to this Agreement for consideration equal to, at the option of such Purchaser, either:
     (a) cash in an amount equal to twice the portion of such Purchaser’s Capital Contribution allocable to the Securities subject to such sale, or
     (b) common stock of Metalico, at a per-share price equal to the closing price for Metalico common stock on the American Stock Exchange on the date such Purchaser’s Capital Contribution was made, for the portion of such Purchaser’s Capital Contribution allocable to the Securities subject to such sale.

     A Purchaser may in its discretion allocate any such sale of all or a portion of its Securities between the two options described in this Paragraph 5A(i).
               (ii) Each Purchaser’s right to deliver a Sale Notice and to compel a sale as provided under Paragraph 5A(i) shall terminate as of the close of business on September 2,, 2008 or January 2, 2009, as determined by reference to Paragraph 5C and 5A.
               (iii) Metalico shall make any cash payment required in connection with a sale pursuant to Paragraph 5A(i)(a) within thirty (30) days of its receipt of an appropriate Sale Notice and shall issue and cause to be delivered any stock required in connection with a sale pursuant to Paragraph 5A(i)(b) promptly after its receipt of an appropriate Sale Notice, subject to regulatory and exchange requirements.
          5B. Stock Rights. Nothing in this Agreement shall confer or be deemed to confer any “tagalong” or other rights in connection with the Securities or any common stock of Metalico acquired pursuant to Paragraph 5A(i)(b) except as expressly set forth herein. Each Purchaser expressly acknowledges and agrees that the date of acquisition of any Metalico stock pursuant to Paragraph 5A(i)(b) shall be the date the stock of the Company used by the Purchaser to acquire such Metalico stock is delivered to Metalico as payment therefor, such date being the date of acquisition of the Metalico stock for purposes of Rule 144. Metalico shall use its best efforts to register any stock issued pursuant to Paragraph 5A(i)(b) within 120 days of issuance so as to allow for public sale.
               5C. Public Trading Event. For purposes of this Paragraph 5, “Public Trading Event” means the occurrence of one of the following
(i)	as of April 30, 2008 the Company shall have completed the filing of an appropriate application and required supporting materials with any of the following national securities exchanges or listing services providing a platform for public trading in the Company’s common stock: the American Stock Exchange, the New York Stock Exchange, the NASDAQ market, or the OTC Bulletin Board (each a “Traditional Trading Platform”) or

(ii)	as of July 31, 2008 completed an alternative listing arrangement through a reverse merger with a public shell, a listing on the Pink Sheets trading system, acquisition by a Special Purpose Acquisition Company (“SPAC”) or any other similar mechanism deemed appropriate by the Company’s Board of Directors (each a “Non-Traditional Trading Platform” and, collectively together with the Traditional Trading Platform each a “Trading Platform” ).
     If the Company elects to cause a Public Trading Event to occur by making the filing contemplated in clause (i) above, the Company shall use its reasonable efforts to have its filed application, as such may be amended, declared “effective” by the Securities Exchange Commission no later than September 30, 2008. If the Company fails to have such filed application declared effective by September 30, 2008, it shall have until December 1, 2008 to complete a listing through a Non-Traditional Trading Platform. If the Company fails to cause a Public Trading Event as contemplated above and within either of the time frames contemplated above, the Purchasers’ sole remedy shall be the rights set forth in Paragraph 5A.
     3. AMENDMENT OF SECTION 10A “Consent to Amendments”.
     Section 10A of the Original Agreement shall be amended and replaced in its entirety with the following:
     “10A. Consent to Amendments. Except for Section 5 and this Paragraph 10A, this Agreement may not be amended without the prior written consent of the Company, Metalico, and that number of

Purchasers holding eighty-percent (80%) of the Securities owned by the Purchasers in the aggregate and their respective permitted successors and assigns. With respect to Section 5 and this Paragraph 10A, they may not be amended without the prior written consent of the Company, Metalico and all the Purchasers and their respective permitted successors and assigns. “
     4. NO FURTHER AMENDMENT
     All other terms and conditions of the Original Agreement shall remain in full force and effect.
     5. MISCELLANEOUS.
          5A. Consent to Amendments. This Agreement may not be amended without the prior written consent of the Company, Metalico, and all the Purchasers and their respective permitted successors and assigns.
          5B. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained in the Original Agreement are true and correct as of the date hereof. This Agreement embodies the entire agreement and understanding among the Investors, the Company, and Metalico and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, expressly including without limitation the Original Agreement.
          5C. Successors and Assigns. All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not, provided neither the Company nor Metalico may delegate the performance of any of its respective obligations hereunder or assign any of its rights hereunder.
          5D. Additional Stock. Nothing in this Agreement shall limit or be deemed to limit the right of Metalico or any Purchaser to acquire additional shares of the common stock of the Company through subsequent subscriptions, additional stock issuances, private or public purchases from the Company or other holders, or otherwise. By its execution of this Agreement, each party acknowledges and agrees that the rights granted under this Agreement are granted solely with respect to the Securities purchased hereunder and do not and shall not attach to any other common stock issued by the Company to any holder thereof.
          5E. Governing Law. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).
          5F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
          5G. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.
     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their officers thereunto duly authorized, under seal, as of the date first above written.

BEACON ENERGY CORP.
By:
Carlos E. Agüero
Chairman

METALICO, INC.
By:
Carlos E. Agüero
Chief Executive Officer

The foregoing Agreement is hereby accepted as of the date first above written. INVESTORS
By:
Signature
Name:
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